UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

____________________________
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DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON WEDNESDAY, AUGUST 25, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Daktronics, Inc. (the “Company”) will be held at the Company’s headquarters, 201 Daktronics Drive, Brookings, South Dakota 57006 on Wednesday, August 25, 2010, at 7:00 p.m. Central Daylight Time, for the following purposes:

1.	To elect three Directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2013 or until their successors are duly elected;

2.	To approve an amendment to our Employee Stock Purchase Plan;

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only the shareholders of record of our common stock at the close of business on June 28, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  If an insufficient number of votes is present for a quorum or is cast to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to allow further solicitation of proxies by the Company.

All shareholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote as soon as possible.  Shareholders may vote their shares over the Internet or via a toll-free telephone number.  If shareholders have received a paper copy of a proxy card by mail, they may vote by completing, signing, dating and returning the proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose. Any shareholder attending the Annual Meeting has the right to revoke that shareholder’s proxy card and vote in person even if he or she has previously returned a proxy.  For specific information on how to vote shares, please refer to the section heading “How Votes are Submitted” and “Revocability of Proxies”.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Brookings, South Dakota
July 9, 2010

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PHONE OR BY INTERNET, OR IF YOU HAVE RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING, DATING AND RETURNING THE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE DAKTRONICS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 25, 2010:

This notice, the accompanying proxy statement and our fiscal 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended May 1, 2010, are available at our website at http://www.daktronics.com. Additionally, and in accordance with the rules of the Securities and Exchange Commission, shareholders may access these materials at the cookies-free website indicated in the Notice of Internet Availability of Proxy Materials that you receive in connection with this notice and the accompanying proxy statement.

Daktronics, Inc.

ii

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General
The enclosed proxy is solicited by and on behalf of the Board of Directors of Daktronics, Inc., a South Dakota corporation (the “Company”), for use at our Annual Meeting of Shareholders to be held on Wednesday, August 25, 2010 at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy, together with our fiscal year 2010 Annual Report to Shareholders, are being made available to shareholders on the Internet or are being mailed on or about July 9, 2010 to all shareholders entitled to vote at the Annual Meeting.

In this Proxy Statement, “Daktronics”, “Company”, “registrant”, “we”, “us” and “our” refer to Daktronics, Inc.

Record Date
Only shareholders of record at the close of business on June 28, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting.  As of the Record Date, there were 41,244,411 shares of our common stock outstanding and entitled to vote held by 505 shareholders of record.

Notice of Internet Availability of Proxy Materials
We are making proxy materials for the Annual Meeting available over the Internet. Therefore, we are mailing to the majority of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials.  The notice is entitled “Notice of Internet Availability of Proxy Materials.”  All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail.  Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.  Our proxy materials may also be accessed on our website at http://www.daktronics.com by selecting “Investors” and then “Proxy Materials.”  We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

Voting at the Annual Meeting
The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.  If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Each share is entitled to one vote on all matters submitted to a vote.  However, with respect to the election of Directors, every shareholder shall have the right to cast a number of votes equal to the number of Directors to be elected at the Annual Meeting multiplied by the number of shares the shareholder is entitled to vote.  Shareholders may cast all votes for one nominee or divide the votes as they choose among two or three nominees.  Shares abstaining will be treated as not voted.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Vote Requirements
A plurality of the votes cast is required for the election of Directors.  This means that the Director nominee with the most votes for a particular slot is elected for that slot.  Only votes “for” or “withheld” affect the outcome.  Abstentions are not counted for purposes of the election of Directors.

The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to approve the proposed amendment to our Employee Stock Purchase Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.  Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

How Votes are Submitted
If the shares of our common stock are held directly in the name of the shareholder, he or she can vote on matters to come before the meeting as follows:

●	If the shareholder has received a paper copy of a proxy card, by completing, dating and signing the proxy and returning it to us in the postage-paid envelope provided for that purpose; or
●	By written ballot at the meeting; or
●	By telephone, by calling 1-800-690-6903; or
●	By Internet, at http://www.proxyvote.com.

Shareholders whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting.  “Street name” shareholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Participants in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”) who hold our common stock in the 401(k) Plan are entitled to instruct the trustee of the 401(k) Plan as to how to vote their shares.  Each participant will receive a Notice of Internet Availability of Proxy Materials, similar to the Notice received by the registered holders described above.  Each participant will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice as described above.  The participants can vote on matters as described above.  The votes will then be tabulated and submitted for vote by the trustee.  If a participant does not timely vote, the trustee will vote the shares allocated to that participant in the same proportion as the shares that are voted by all other participants under the 401(k) Plan.

Proxies
All shares entitled to vote and represented by properly submitted proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if they are not revoked before the vote as described below. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by either:

●	delivering a written notice of revocation,
●	submitting another proxy bearing a later date,
●	voting by telephone or via the Internet after your prior telephone or Internet vote, or
●	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).

Effect of Not Casting Your Vote
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf in the election of Directors as the bank or broker felt appropriate.

Recent changes in regulation eliminated the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf in the election of Directors. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the proposed amendment to our Employee Stock Purchase Plan (Proposal 2 of this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

Expenses of Solicitation
All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our Directors, officers and employees may also solicit proxies in person or by telephone, e-mail, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Shareholder Proposals
Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 12, 2011 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is instead sought to be presented directly at the 2011 annual meeting of shareholders, management may vote proxies in its discretion if we: (a) receive notice of the proposal before the close of business on May 25, 2011 and advise shareholders in the 2011 Proxy Statement about the nature of the matter and how management intends to vote on such matter or (b) do not receive notice of the proposal before the close of business on May 25, 2011.  Notices of intention to present proposals at the 2011 annual meeting of shareholders should be addressed to Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006.

Other Business
At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, the individuals named in enclosed form of the proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

Financial Information
Our fiscal 2010 Annual Report to Shareholders, including, but not limited to, the consolidated balance sheets as of May 1, 2010 and May 2, 2009 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended May 1, 2010, accompanies these materials. A copy of the fiscal 2010 Annual Report to Shareholders may be obtained without charge upon request to the Company. The fiscal year 2010 Annual Report to Shareholders can also be accessed on our website at http://www.daktronics.com by selecting “Investors,” then “Financials” and then “Annual Reports.” In addition, we will provide without charge to any shareholder, upon the shareholder’s written request, a copy of our Annual Report on Form 10-K for the year ended May 1, 2010 filed with the Securities and Exchange Commission.  Requests should be directed to Investor Relations, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of June 28, 2010, the Record Date, by each of our Directors, by each executive officer named in the Summary Compensation Table, by all Directors and executive officers as a group, and by each shareholder who is known by us to own beneficially more than 5% of our outstanding common stock.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
5% Beneficial Owners:
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	(15)	2,747,180	6.6%
FMR LLC 82 Devonshire Street Boston, MA 02109	(16)	2,225,800	5.3%
Named Officers and Directors:
Dr. Aelred J. Kurtenbach	(3)	2,746,835	6.6%
James B. Morgan	(4)	1,512,689	3.6%
Frank J. Kurtenbach	(5)	766,325	1.8%
Byron J. Anderson	(6)	35,413	*
Robert G. Dutcher	(7)	48,675	*
Nancy D. Frame	(8)	84,675	*
John L. Mulligan	(9)	65,992	*

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
Dr. Duane E. Sander	(10)	873,739	2.1%
James A. Vellenga	(11)	90,413	*
William R. Retterath	(12)	95,188	*
Reece A. Kurtenbach	(13)	400,914	*
Bradley T. Wiemann	(14)	180,929	*
All Directors and executive officers as a group (12 persons, consisting of those named above)		6,901,787	16.5%

*	Less than 1%
(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.  The individuals holding restricted shares have the power to vote but not the power to dispose of such shares.

(2)
Based on 41,244,411 shares of common stock outstanding as of June 28, 2010.  Such number does not include 201,094 shares of common stock subject to stock options outstanding as of June 28, 2010.  Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares upon which could be purchased by the indicated person(s) on June 28, 2010 or within 60 days of June 28, 2010 upon the exercise of stock options.

(3)
Includes 30,504 shares issuable pursuant to currently exercisable stock options, 2,019 shares held through the 401(k) Plan, 1,227,510 shares held by his spouse and 50,000 shares held in the Al and Irene Kurtenbach Foundation (the “Kurtenbach Foundation”). The shares in the Kurtenbach Foundation are the same shares shown as being owned by Reece A. Kurtenbach through the Kurtenbach Foundation in footnote (13), as voting control is shared.

(4)	Includes 80,600 shares subject to options, 2,400 shares of restricted stock which vest 20% over five years as of each anniversary of the grant date and 42,659 shares held through the 401(k) Plan.
(5)	Includes 2,715 shares held through the 401(k) Plan and 217,490 shares held by his spouse.
(6)	Includes 32,000 shares subject to options and 2,413 shares of restricted stock which vest on August 27, 2010.
(7)	Includes 30,494 shares subject to options and 2,413 shares of restricted stock which vest on August 27, 2010.
(8)	Includes 30,494 shares subject to options and 2,413 shares of restricted stock which vest on August 27, 2010.
(9)	Includes 37,661 shares subject to options and 2,413 shares of restricted stock which vest on August 27, 2010.
(10)
Includes 37,661 shares subject to options, 289,419 shares held in Phyllis A. Sander Living Trust, 524,335 held in trust for the benefit of Dr. Sander and 2,413 shares of restricted stock which vest on August 27, 2010.

(11)	Includes 60,000 shares subject to options, 2,413 shares of restricted stock which vest on August 27, 2010 and 5,000 shares held by spouse.
(12)	Includes 77,400 shares subject to options, 2,200 shares of restricted stock which vest 20% over five years as of each anniversary of the grant date and 10,148 shares held through the 401(k) Plan.
(13)
Includes 53,900 shares subject to options, 2,100 shares of restricted stock which vest 20% over five years as of each anniversary of the grant date, 18,532 shares held through the 401(k) Plan, 17,400 shares held by his spouse, 44,800 shares held by his children, and 50,000 shares held in the Kurtenbach Foundation.  The shares in the Kurtenbach Foundation are the same shares shown as being owned by Dr. Aelred J. Kurtenbach through the Kurtenbach Foundation in footnote (3), as voting control is shared.

(14)
Includes 99,900 shares subject to options, 2,100 shares of restricted stock which vest 20% over five years as of each anniversary of the grant date, 25,999 shares held through the 401(k) Plan and 400 shares held by his spouse.

(15)
Reflects information as of December 31, 2009 derived from an amendment to Schedule 13G filed with the SEC by BlackRock, Inc., on January 29, 2010. As set forth in the amendment to Schedule 13G, as amended, BlackRock, Inc. Investors has sole voting and dispositive power as to 2,747,180 shares.

(16)
Reflects information as of December 31, 2009 derived from a Schedule 13G filed with the SEC by FMR LLC, on February 16, 2010. As set forth in the Schedule 13G, FMR LLC has sole voting power as to 700 shares and sole dispositive power as to 2,225,800 shares.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of nine individuals, divided into three classes serving staggered three-year terms of office. There are three Directors (James B. Morgan, John L. Mulligan and Dr. Duane E. Sander) whose terms expire at the 2010 Annual Meeting or until their successors are named, three Directors (Dr. Aelred J. Kurtenbach, Robert G. Dutcher and Nancy D. Frame) whose terms expire at the 2011 annual meeting of shareholders or until their successors are named, and three Directors (Byron J. Anderson, Frank J. Kurtenbach and James A. Vellenga) whose terms expire at the 2012 Annual Meeting or until their successors are named.  The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Mr. Morgan, Mr. Mulligan and Dr. Sander be nominated as the Directors to be elected at the 2010 Annual Meeting, and the Board of Directors has approved that recommendation. All nominees have indicated a willingness to serve if elected.  If any nominee becomes unable to serve before the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named in the proxy.

Vote Required
See “Procedural Matters – Vote Requirements” for a description of the votes required for the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED BELOW.

Directors and Nominees for Director
The following table sets forth the name, age and certain other information about each nominee for Director as of the Record Date:

Name	Age	Principal Occupation	Committees Served On
James B. Morgan	63	President and Chief Executive Officer	None
John L. Mulligan	71	Financial Advisor	Audit (Chairperson)
Dr. Duane E. Sander	72	Retired	Nominating and Governance

James B. Morgan joined the Company in 1969 as a part-time engineer while earning his M.S. degree in electrical engineering from South Dakota State University.  He became President and Chief Operating Officer of the Company in 1999 and Chief Executive Officer in 2001.  He served as its Vice President, Engineering, with responsibility for product development, contract design, project management and corporate information systems, from 1976 to 1999.  Mr. Morgan has also served as a Director of the Company since 1984.  Mr. Morgan brings to the Board his experience and knowledge of our business and industry derived from his current position as Chief Executive Officer and his experience of over 40 years working for the company.

John L. Mulligan has been a Director and has served as chairman of the Audit Committee since 1993.  Since 1993, he has been employed by a number of financial institutions as a financial advisor and Vice President.  He has been employed by UBS since May 2008 and, from 1999 through May 2008, he was with Morgan Stanley.  From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and Director of American Western Corporation, a publicly-held company.  Mr. Mulligan is also a certified public accountant.  Mr. Mulligan brings to the Board a significant amount of financial expertise from his experience in the financial services industry as well as a deep understanding of shareholder issues and concerns based on his more than 20-year career as chief executive officer of a public company.

Duane E. Sander, Ph.D. is a co-founder of the Company and has served as a Director since its incorporation.  He also served as Corporate Secretary from incorporation until 2001.  From 1990 to 1999, he served as Dean of Engineering at South Dakota State University, where he taught electrical engineering courses and directed biomedical research projects.  Dr. Sander has been retired since 1999.  Dr. Sander’s background in developing engineering talent and his deep understanding of our business and industry make him an invaluable contributor to our Board.

The identity of the remaining Directors and certain information about them as of the Record Date are set forth below:

Byron J. Anderson is currently retired.  Before his retirement, from 1999 to 2004 he served at Agilent Technologies, Inc. as Senior Vice President serving customers and managing business groups located in the United States, Europe, Japan and Asia, which included worldwide sales and service activities.  Before working with Agilent, he held various senior positions with Hewlett-Packard Company, ending his career there as a vice president responsible for a business unit serving the worldwide communications industry.  He holds an MBA from Harvard University and an electrical engineering degree from South Dakota State University.  He has been a Director of the Company since 2005.

Robert G. Dutcher is currently Strategic Advisor Lead Member of MEDRAD, Inc.  From April 2008 through March 2009, he was President and Chief Executive Officer of the Cardiovascular Division of MEDRAD, Inc., an affiliate of Bayer AG.  He was the Chairman, President and Chief Executive Officer of Possis Medical, Inc., a publicly-held medical device company located in Minneapolis, Minnesota, which was acquired by MEDRAD, Inc. in April 2008.  Before joining Possis Medical in 1985, he was with Medtronic, Inc. for 12 years, most recently as Director of Research and Development.  He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc.  Mr. Dutcher holds a B.S. degree in electrical engineering from South Dakota State University and an M.S. degree in electrical engineering from the University of Minnesota.  He has been a Director of the Company since 2002 and chairman of the Compensation Committee since 2005.

Nancy D. Frame was Deputy Director of the U. S. Trade and Development Agency from 1986 to 1999, when she retired.  As a senior executive in this federal government agency, she was responsible for managing its day-to-day operations, budget, system of financial controls, and ethics program. From 1980 to 1986 she was Assistant General Counsel at the U.S. Agency for International Development in charge of all legal matters affecting personnel, labor relations and ethics.  Before that she held various legal positions in the areas of international trade and commercial law.  She has a law degree from Georgetown University, Washington, D.C. and a BS degree from South Dakota State University.  She has been a Director of the Company since 1999 and chairperson of the Nominating and Governance Committee since 2004.

Aelred J. Kurtenbach, Ph.D. is a co-founder of the Company and has served as a Director and Chairman of the Board since its incorporation in 1968.  He served as President of the Company until 1999, Chief Executive Officer until 2001, and Treasurer until 1993.  Dr. Kurtenbach holds B.S., M.S. and Ph.D. degrees in electrical engineering from the South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

Frank J. Kurtenbach joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981.  He served as Sales Manager for the Company from 1982 through 1993, as a Director since 1984 and as a Vice President since 1993.  Currently Mr. Kurtenbach is employed on a part-time basis with the Company.  Mr. Kurtenbach has an M.S. degree in Health Science and recreation from South Dakota State University.  Aelred Kurtenbach and Frank Kurtenbach are brothers.

James A. Vellenga was elected as a Director in 1997 and is currently retired.  He spent 46 years in the computer and integrated circuit industry in various senior management positions involved in product development and operations.  His most recent position was as President and Chief Executive Officer of BSFX Corp., a company involved in the research of fibers for reinforcing concrete.  He holds a B.S. degree in electrical engineering from South Dakota State University.

Independent Directors
Our Nominating and Governance Committee has determined that each of Messrs. Sander, Vellenga, Mulligan, Dutcher and Anderson and Ms. Frame are “independent,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  Accordingly, the Board is composed of a majority of independent Directors as required by the NASDAQ Listing Rules.

CORPORATE GOVERNANCE

Board Leadership Structure
The Board of Directors adheres to governance principles that assure the integrity and continued viability of the Company.  It strives continually for excellence in the execution of its duties.  The Board has responsibility for management and risk oversight and for providing strategic guidance to the Company.  The Board believes that it must continue to renew itself through continuing education and by ensuring that its members understand the industries and the markets in which the Company operates.  The Board believes that it must stay well-informed about the issues, challenges and opportunities facing Daktronics so that the Board members can exercise their fiduciary responsibilities to Daktronics shareholders.  As part of this, the Board is kept informed of our business through discussion with the Chief Executive Officer and other officers, by reviewing material provided to them and by participating in meetings of the Board and its Committees.

Dr. Aelred Kurtenbach, one of our founders and our former chief executive officer, serves as Chairman of the Board.  Mr. James Morgan, who joined Daktronics in 1969, was named chief executive officer in 2001.  This separation of the positions of Chairman and Chief Executive Officer has served the Company and our shareholders well.  In addition, Ms. Nancy Frame has served as our Lead Independent Director since 2005.

We believe that, like many U.S. companies, we are best served by separating the roles of the Chief Executive Officer and the Chairman of the Board.  This separation has allowed us to benefit from the long-term history of managing the company that the Chairman brings to the discussion and which complements the understanding of the current challenges and opportunities that the Chief Executive Officer brings to the Board.  It also ensures that our strategies and objectives are developed as a result of consideration of a wide array of alternative measures.

The Chairman conducts the actual Board meetings, and the Lead Independent Director presides over the executive sessions of the independent directors.  The Lead Independent Director also serves as chairperson of the Nominating and Governance Committee, which is the principal Board committee charged with responsibility for the Board’s governance structure.  In this dual role, the Lead Independent Director is able to bring to the Board a special focus on governance issues.  She also facilitates the ability of non-management Directors to fulfill their responsibilities, builds consensus among Board members and provides a structure for communicating any concerns the non-management Directors may have directly to our executive management.

Our governance practices are compliant with the NASDAQ Listing Rules and the corporate governance regulations of the Sarbanes-Oxley Act of 2002.  Among other things, these practices include the following:

•
The Nominating and Governance Committee reviews with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•
The Nominating and Governance Committee recommends Director candidates for approval by the Board and election by the shareholders, taking into account the company’s need for diverse skills, professional experiences, backgrounds and other qualities to ensure a variety of viewpoints.

•	The Board conducts periodic self-evaluations facilitated by the Nominating and Governance Committee.
•	The independent directors meet in conjunction with regularly scheduled quarterly Board meetings and at other appropriate times.
•	The Board and all committees are authorized to hire their own advisors as necessary to fulfill their obligations.

Meetings of the Board of Directors and Committees
During fiscal 2010, the Board of Directors held six meetings (including regularly scheduled and special meetings), the Audit Committee met five times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met four times.  All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees, if any, upon which they served.  There was one action taken by the Board of Directors by unanimous written consent during the year.  All Directors being nominated to serve as Directors attended the annual meeting of shareholders held in 2009.

Executive Sessions of the Board
The Board has formally adopted a policy of meeting in executive session, with only independent Directors being present, on a regular basis.  During fiscal 2010, the independent Directors of the Board met in executive session three times.

Annual Meeting Attendance Policy
As set forth in our Corporate Governance Guidelines, members of the Board of Directors are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings, shareholder meetings and meetings of Committees of the Board on which they serve.

Board’s Role in Risk Oversight
The Board takes an active role in risk oversight both as a full Board and through its Committees. Through detailed reviews, discussions and presentations by the heads of our various businesses, the Board reviews and advises with respect to our business strategies and financial plans, with attention and focus on the risks to achievement of these strategies and plans. Such risks include those inherent in our businesses as well as the risks from external sources such as competitors, the economy, credit markets and regulatory and legislative developments.  In addition, the heads of certain of our key functional areas, such as Information Technology, Legal, Finance and Human Resources, regularly update the Board on risks in their areas.

The various committees of the Board are also responsible for specific areas of risks.  The Audit Committee meets regularly with management and independent auditors to oversee our financial risk management processes, controls and capabilities. The Audit Committee also oversees and reviews with management certain aspects of our credit, litigation, and currency risks and other finance matters. In addition, the Audit Committee reviews and monitors our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.  The Compensation Committee oversees our executive compensation arrangements and certain benefit plans.  This includes the identification and management of risks that may arise from our compensation policies and practices.  The Nominating and Governance Committee has oversight of corporate governance, including establishing practices and procedures that promote good governance and thus mitigate governance risk, and is also responsible for reviewing the performance of the Board, its Committees and their members. These committees report on these topics, including risks, as necessary to the full Board.

Code of Conduct
The Board of Directors has adopted our Code of Conduct, which applies to all of our employees, officers and Directors as provided in our Annual Report to Shareholders.  Included in the Code of Conduct are ethics provisions that apply to our Chief Executive Officer, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available on our website at http://www.daktronics.com.  The Nominating and Governance Committee reviews the Code of Conduct annually and oversees its implementation.

Policy and Procedures with Respect to Related Person Transactions
Our Board of Directors has adopted a written policy and procedure with respect to related person transactions, which the Audit Committee oversees.  Under the policy, a “related party transaction” is a transaction, arrangement or relationship in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect material interest.  The policy generally defines a “related person” as a Director, executive officer or beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.

Under the policy, prior notice must be provided to our Corporate Counsel of the facts and circumstances involved in the potential related person transaction.  If the Corporate Counsel determines that the transaction is a related person transaction, he must submit it to the Audit Committee or the Chair of the Audit Committee for review and, if appropriate, approval.  The policy provides that, on an annual basis, the Audit Committee shall review any previously approved related person transaction that is ongoing.  The policy also provides that proposed charitable contributions or pledges of charitable contributions of at least $120,000 by the Company made to or at the request of a related person are subject to prior review by the Audit Committee or the Chair of the Audit Committee.

Committees of the Board of Directors
The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. During fiscal 2010, our Audit Committee consisted of Mr. Mulligan (Chairperson), Ms. Frame and Mr. Vellenga.  The Board of Directors has determined that each Audit Committee member is independent under Rule 5605(a)(2)  of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”).  The Board has determined that Mr. Mulligan is qualified as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning the quality and integrity of our financial reports and related filings with the Securities and Exchange Commission (the “SEC”).  In fulfilling this role, the Audit Committee, among other things, oversees the accounting and financial reporting process and audits of the financial statements and related SEC filings, appoints and provides for the compensation of the independent registered public accounting firm, reviews the scope and findings of the completed audit, reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls and oversees our policy and procedures with respect to related person transactions. A copy of the Audit Committee’s Charter is available on our website at http://www.daktronics.com.

Compensation Committee.    During fiscal 2010, our Compensation Committee consisted of Mr. Dutcher (Chairperson), Mr. Anderson and Mr. Vellenga.  All of the Compensation Committee members satisfy the independence requirements of the NASDAQ Listing Rules, as determined by the Board of Directors. The Compensation Committee annually reviews and acts upon the Chief Executive Officer’s compensation package, reviews and approves the compensation policy for the other executives, and acts upon management’s recommendations for executives concerning employee equity incentives, bonuses and other compensation and benefit plans.  A copy of the Compensation Committee’s Charter is available on our website at http://www.daktronics.com.

Nominating and Governance Committee.    During fiscal 2010, our Nominating and Governance Committee (the “Nominating Committee”) consisted of Ms. Frame (Chairperson), Mr. Anderson and Dr. Sander.  The Board of Directors has determined that all of the Nominating Committee members satisfy the independence requirements of the NASDAQ Listing Rules. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as Directors, develops and recommends to the Board of Directors corporate governance guidelines, oversees our Code of Conduct and provides oversight with respect to corporate governance and ethical conduct. It also facilitates the annual review of the performance of the Board of Directors.  The responsibilities of the Nominating Committee are set forth in the Nominating and Governance Committee Charter.  Copies of the Nominating Committee’s Charter and our Corporate Governance Guidelines are available on our website at http://www.daktronics.com.

The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Director Qualification
Our Directors take a critical role in guiding our strategic direction, and they oversee the performance of our management team.  When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the Board of Directors of other organizations, concern for the long-term interests of the shareholders, technology company experience, financial literacy, personal integrity in judgment and their willingness to be prepared and active participants at Board and committee meetings.  The Nominating and Governance Committee and the Board seek to attract and attain highly qualified Directors who have sufficient time to attend to their duties and responsibilities to the Company.  Recent developments in the economy, as well as in corporate governance and financial reporting, have resulted in an increased demand for such highly-qualified and productive public company Directors.

The Nominating and Governance Committee and the Board seek members who will contribute to our overall corporate goals, taking into account the company’s responsibility to its shareholders, industry leadership, customer success, positive working environment, community responsibility and integrity in financial reporting and business conduct. Candidates are selected based upon their potential contributions to the long-term interests of shareholders.  Diversity of a candidate’s skills and experiences are considered as part of the nomination process.

The Nominating and Governance Committee then reviews selected candidates and makes a recommendation to the Board.  The Nominating and Governance Committee may seek input from other Board members or senior management in identifying candidates.

Each candidate for director must possess the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.
•
Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

Shareholder Proposals for Nominees
The Nominating and Governance Committee will consider written proposals from shareholders for nominees for Director. Any such nominations should be submitted to the Nominating and Governance Committee in the care of our Corporate Secretary and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed in Schedule 14A under the Exchange Act (including appropriate biographical information); (b) other board memberships; (c) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director, if elected; (d) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such shareholder(s); and (e) a statement as to the qualifications of the nominee.  Shareholder proposals should be submitted by the March 12, 2011 deadline described in this proxy statement under the caption, “Procedural Matters – Procedure for Submitting Shareholder Proposals” above.

The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder.  To date, we have not received any shareholder proposals to nominate a Director.

Process for Identifying and Evaluating Nominees
The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying candidate(s) who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and others to the extent determined by the Nominating and Governance Committee. The candidate(s) will be evaluated by the Nominating and Governance Committee by reviewing the candidates’ biographical information and qualifications and, if necessary, by checking references.  Qualified nominees shall meet with at least one member of the Nominating and Governance Committee and with at least one other member of the Board.  The Nominating and Governance Committee will decide which of the prospective candidates to recommend to the Board for selection as nominees to be presented for the approval of the shareholders or for appointment to fill a vacancy.

Board Nominees for the Annual Meeting
The Board nominees for this Annual Meeting – James B. Morgan, John L. Mulligan and Duane E. Sander – were selected by the Board of Directors unanimously in May 2010 upon the recommendation of the Nominating Committee.

Board of Directors’ Evaluation
On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board of Directors and its Committees are functioning effectively.  The results of this process are reported to the Board for discussion.

How to Contact the Board of Directors
Shareholders wishing to contact our Directors may do so by writing to them at the following address: Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006. All letters received will be forwarded to the Directors.

Compensation Committee Interlocks and Insider Participation
During fiscal 2010, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer who served on our Board of Directors or our Compensation Committee.  Dr. Sander was a part-time employee during the Company’s early years. Through fiscal year 2001, he served as Corporate Secretary of the Company but was not an employee or executive officer of the Company.

Director Compensation
The following table sets forth information about the compensation paid to and earned by our Directors for the fiscal year ended May 1, 2010:

FISCAL YEAR 2010 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)(5)	Total Compensation
Byron J. Anderson	$24,000	$20,000	$45,000	$89,000
Robert G. Dutcher	24,000	20,000	-	44,000
Nancy D. Frame	28,000	20,000	-	48,000
John L. Mulligan	26,000	20,000	-	46,000
Dr. Duane E. Sander	22,000	20,000	-	42,000
James A. Vellenga	26,000	20,000	45,000	91,000

(1)
As employees of the Company, James B. Morgan, the President and Chief Executive Officer, Aelred J. Kurtenbach, Chairman of the Board, and Frank J. Kurtenbach, Vice President, received no Director fees from us during fiscal year 2010 and are therefore not included in the table.

(2)	Consists of fees earned for fiscal year 2010 and paid in fiscal year 2010 or fiscal year 2011.
(3)
On August 27, 2009, Mr. Mulligan, Dr. Sander, Mr. Dutcher, Mr. Anderson, Mr. Vellenga and Ms. Frame each received 2,413 restricted shares of our common stock with a grant date fair value of $20,000 which vest on August 27, 2010.  The amounts are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).  Refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical accounting policies and estimates – Stock-based compensation” in our Annual Report on Form 10-K for the fiscal year ended May 1, 2010 for a discussion of the assumptions used in calculating the expense under ASC 718.  This portion of the Annual Report on Form 10-K is included in our 2010 Annual Report to Shareholders.

(4)
As of May 1, 2010, the following non-employee directors had outstanding options to purchase the following number of shares of our common stock, all of which had been granted under our 1993 Outside Directors Stock Option Plan, 2001 Outside Directors Stock Option Plan or 2007 Stock Incentive Plan:  Mr. Anderson (44,821 shares, of which options to purchase 32,000 were exercisable), Mr. Dutcher (43,481 shares, of which options to purchase 30,494 shares were exercisable), Ms. Frame  (43,481 shares, of which options to purchase 30,494 shares were exercisable), Mr. Mulligan (37,661 shares, of which options to purchase shares are all exercisable), Dr. Sander (37,661 shares, of which options to purchase shares are all exercisable) and Mr. Vellenga (72,821 shares, of which options to purchase 60,000 shares were exercisable).

(5)
On August 27, 2009, Mr. Anderson and Mr. Vellenga each received a stock option award of 12,821 shares with a grant date fair value of $45,000.  The grant date fair values were computed in accordance with ASC 718.  Refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical accounting policies and estimates – Stock-based compensation” in our Annual Report on Form 10-K for the fiscal year ended May 1, 2010 for discussion of the assumptions used in calculating the expense under ASC 718.  This portion of the Annual Report on Form 10-K is included in our 2010 Annual Report to Shareholders.

Independent Director Fees.  For fiscal 2010, each independent Director received an annual retainer of $12,000, plus $2,000 per meeting, for each Board of Directors meeting attended in person and the following annual retainers for committee membership:

	Chair	Other Members
Audit Committee	$6,000	$4,000
Compensation Committee	4,000	2,000
Nominating and Governance Committee	4,000	2,000

The retainers for Board and committee service are included in the table above entitled “Fiscal Year 2010 Director Compensation”.

1993 and 2001 Directors Stock Option Plans.  The 1993 Outside Directors Option Plan and the 2001 Outside Directors Option Plan (the “Directors Plans”) were intended to assist us in attracting, motivating and retaining well-qualified individuals to serve as our Directors.  The Directors Plans provided for the automatic grant of options up to a predefined level.  The only individuals eligible to receive options under the Directors Plans were members of our Board of Directors who were not our employees.  The Directors Plans provide that the total number of shares of our common stock that may be purchased upon the exercise of options could not exceed 800,000 shares, subject to adjustment.  The Directors Plans were administered by our Board of Directors through our Compensation Committee.

During the terms of the Directors Plans, all grants of stock options were automatically awarded at or below the maximum level permitted by the Directors Plans, which was up to 36,000 shares upon their initial appointment or re-election to the Board of Directors.   In connection with the implementation of the 2007 Stock Incentive Plan, the Board of Directors terminated the right to grant any additional options under the Directors Plans.  As of June 28, 2010, options to purchase 188,000 shares were outstanding under the Directors Plans.

All options granted to non-employee Directors under the Directors Plans were non-qualified options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986.  Payment for shares upon exercise of any automatic or discretionary options granted to non-employee Directors under the Directors Plans may be made in cash, in shares of our common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an option and to deliver to us an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

2007 Stock Incentive Plan.  The 2007 Stock Incentive Plan (the “2007 Plan”) is intended to attract and retain executives, employees, Board members and consultants and enable such individuals to participate in our long-term success and growth by granting various types of equity incentives which create a proprietary interest in the Company.

The 2007 Plan permits the Board of Directors to award various forms of equity compensation, including options, restricted stock, restricted stock units and deferred stock, to eligible recipients, including members of the Board.  Under the 2007 Plan, the Board has provided for the automatic grant of options to each non-employee Director upon his or her initial appointment at a regular meeting of the shareholders and upon re-election to the Board of Directors and for the automatic grant of restricted stock to each non-employee Director upon his or her initial appointment at a regular meeting of shareholders and upon re-election to the Board and each year thereafter during the Director’s term of appointment.

The number of shares underlying the options automatically granted under the 2007 Plan to non-employee Directors is determined in accordance with ASC 718 such that the total grant date fair value of the options equals $45,000.  The automatic options granted prior to fiscal 2010 vests over three years and options granted in fiscal 2010 vests in one year, and they generally have the same terms and conditions as the automatic options granted under the Directors Plans.  The 2007 Plan requires that all options granted under the 2007 Plan have an exercise price equal to the fair market value of our common stock on the date of grant.  All options granted to non-employee Directors under the 2007 Plan are non-qualified options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986.  Payment for shares upon exercise of any automatic or discretionary options granted to non-employee Directors under the 2007 Plan may be made in cash, in shares of our common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an option and to deliver to us an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

The number of shares of restricted stock automatically granted to non-employee Directors under the 2007 Plan is also determined in accordance with ASC 718, such that the total grant date fair value of the restricted stock equals $20,000.  The restricted stock vests one year following the grant date.  These grants are included in the table above entitled “Fiscal Year 2010 Director Compensation.”

During fiscal 2010, Mr. Anderson and Mr. Vellenga each received automatic grants of options under the 2007 Plan to purchase 12,821 shares of stock and Mr. Anderson, Mr. Vellenga, Mr. Mulligan, Dr. Sander, Ms. Frame and Mr. Dutcher received automatic grants of 2,413 shares of restricted stock. These grants are included in the table above entitled “Fiscal Year 2010 Director Compensation.”

Stock Ownership and Retention Guidelines. The Board of Directors has implemented stock ownership guidelines for Directors.  Under these guidelines, each Director is expected to achieve a target of 5,000 shares owned, excluding shares subject to options. Directors had five years from January 2007 to achieve this level of ownership.  As of the Record Date, Mr. Morgan, Dr. Kurtenbach, Mr. F. Kurtenbach, Dr. Sander, Mr. Mulligan, Ms. Frame, Mr. Dutcher and Mr. Vellenga had met these guidelines.  As of the Record Date, Mr. Anderson owned 3,413 shares.

Executive Officers
The following discussion sets forth information as of July 1, 2010 about our executive officers who are not Directors.

Name	Positions with the Company	Age	Officer Since
William R. Retterath	Chief Financial Officer	49	2001
Bradley T. Wiemann	Vice President – Commercial and Transportation	47	2004
Reece A. Kurtenbach	Vice President – Live Events and International	45	2004

William R. Retterath joined the Company in 2001 as Chief Financial Officer and Treasurer. During 2001, before joining the Company, Mr. Retterath served as the Chief Financial Officer of MQSoftware, Inc. From 1999 through 2000, he was Vice President of Finance for Computer Associates, Inc. through its acquisition of Sterling Software Inc. Prior to that time, Mr. Retterath served as the Chief Financial Officer for various public and private companies and worked for a number of years with Deloitte & Touche LLP. Mr. Retterath holds a B.S. in accounting from the University of Minnesota.

Reece A. Kurtenbach joined the Company in 1991 as an applications engineer on large display projects.  In 1994, he became the manager of what is today our video products engineering group and, in 2004, was appointed Vice President, Video Systems.  In 2007, he was named Vice President, Live Events and International. Mr. Kurtenbach received a B.S. degree from South Dakota State University in electrical engineering, with minors in math and computer science.  Mr. Kurtenbach is the son of Aelred Kurtenbach.

Bradley T. Wiemann joined the Company in 1993 as an engineer focusing in our commercial and transportation products after spending a number of years with Rockwell International Corporation, where he was involved in flight control systems.  In 2004, he was appointed Vice President, Commercial and Transportation, which is an area where he has provided leadership for a number of years.  Mr. Wiemann holds an M.S. degree in electrical and computer engineering from the University of Iowa and a B.S. degree in electrical engineering from South Dakota State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities (“10% Shareholders”) file with the SEC initial reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers and 10% shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such forms submitted to us or written representations from certain reporting persons, we believe all required reports were filed on a timely basis during fiscal 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Components
We compete in a competitive market for personnel, both for executives and for non-executive employees.  Desirable candidates for employment may also have opportunities from many other attractive employers, such as multi-national companies, venture-backed or fast-growing technology companies and manufacturing institutions.  Our long-term success depends on our ability to develop and market innovative visual display systems. In addition, the competitive nature of our business pressures us to continually improve productivity across our operations. To achieve these goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization.

The Compensation Committee of our Board of Directors bases its executive compensation programs on the same objectives that guide us in establishing all of our compensation programs:

●
Compensation should be based on the level of job responsibility, individual performance and Company performance.  As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to our performance because they are more able to affect our results.

●	Compensation should reward performance, and the objectives of pay-for-performance and retention must be balanced.
●
Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

●
Although compensation and benefit programs and individual pay levels will reflect differences in performance, job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization.

●	To be effective, performance-based compensation programs should measure the achievement of objectives that are critical for driving our success.
●
Except for benefits and programs that are available to all our employees or a broad selection of our general employee population, our executives should receive few perquisites, if any, and those that are provided should receive specific approval and meet a defined business purpose of the Company.

The Compensation Committee is responsible for assuring that compensation for our executives is consistent with our compensation philosophy.  The Compensation Committee reviews our compensation philosophy and trends in our industry to ensure that our executive compensation program is competitive and attracts and retains talented management, motivates our executives to achieve short- and long-range corporate objectives, and aligns the motivation and interests of the executives with the interests of our shareholders.

The Compensation Committee administers our equity-based compensation and management incentive.  The Compensation Committee reviews and approves each executive’s base pay, bonus and equity incentives annually, as well as our annual incentive plan under which executive officers may receive cash bonus payments.

We view the various components of compensation as related but distinct.  Although the Compensation Committee reviews and considers total compensation for each executive officer, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components.  We determine the appropriate level for each compensation component based in part, but not exclusively, on the following factors:

●	internal equity and consistency;
●	individual performance;
●	the executive compensation paid by other companies with which we compete for executive talent; and
●	Company performance.

The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, although it has a preference for a material amount of “at risk” compensation based on our financial goals.  We do not believe that any of our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

For fiscal year 2010, our named executive officers were Dr. Aelred J. Kurtenbach, Chairman of the Board, James B. Morgan, Chief Executive Officer, William R. Retterath, Chief Financial Officer, Reece A. Kurtenbach, Vice President, and Bradley T. Wiemann, Vice President (the “Named Executive Officers”).

Role of Executive Officers in Compensation Decisions
During meetings with the Compensation Committee held throughout the year, our Chief Executive Officer presents to the Compensation Committee his recommendations regarding changes in his compensation and the compensation for our Chief Financial Officer and all vice presidents, based in part on information generated by our human resources department including information about compensation at comparable companies and other sources as explained below.  The Compensation Committee discusses these recommendations and accepts or adjusts them, in whole or in part, generally in November of each year.  The Chief Executive Officer is not present during the Compensation Committee’s final discussions or determination of his compensation, but he participates in the discussions regarding other executive officers’ compensation.  The Vice President of Human Resources may also be present for discussions regarding compensation excluding her own compensation.  The other executive officers are not present during the Compensation Committee’s discussions of their compensation.  The chair of the Compensation Committee presents the Committee’s findings regarding compensation for executive officers to the Board of Directors to obtain the Board’s input and ratification.  Based on such input at these meetings, the Board of Directors approves and adopts executive compensation, including executive salaries, bonuses, stock awards and the parameters of the annual incentive plan.

Setting Executive Compensation
In making decisions regarding elements and amounts of compensation, the Compensation Committee generally considers compensation paid to executive officers at similar levels and with similar experience and responsibilities at public companies that exhibit characteristics similar to us in terms of revenue, market capitalization, complexity and profitability.  Historically this has included a list of companies from the lists of the Forbes 200 Best Small Companies, with a focus on technology and manufacturing, as that group of companies includes companies that exhibit the growth rates and profitability characteristics that are similar to us.

We also have supplemented the list with public companies that we believe to be fitting comparables within our geographical region that are involved in technology and manufacturing and, in some cases, industry related companies.   Finally, we review compensation data from the Economic Research Institute and salary.com, which takes into consideration geographical considerations but excludes equity incentive compensation information.  Generally, any material changes to the compensation of any executive officer reflect changes in that individual’s position and responsibilities to the Company or changes to conform that executive’s compensation structure as compared to executives at a similar level in the peer group list.

During fiscal 2010, as a result of our financial position, our policy of freezing wages for salaried employees throughout the organization and significantly reducing non-equity incentive compensation, the Chief Executive Officer recommended to the Compensation Committee no increases in base salary and non-equity incentive compensation for the Named Executive Officers.  As a result of this recommendation, the list of comparable companies remained the same as in the prior fiscal year and was not updated as the Compensation Committee determined that internal consistency in compensation, as described below, was generally more important than comparison to external peers.  The list of peers was reviewed, however, to understand the trends in the executive compensation paid by our peers.

The following table sets forth the companies comprising the peer group list:

Forbes 200 Best Small Companies	Regional Public and Other Companies
Middleby Corp., Heico Corp., Ladish Co., Inc., The Gorman Rupp Company, Diodes Incorporated, MTS Systems Corporation, Badger Meter, Inc., Raven Industries, Inc., Lufkin Industries, Inc., Dril-Quip, Inc., Twin Disc, Inc., Cantel Medical Corp., Dolby Laboratories, Inc., National Instruments Corporation, Comtech Telecommunications, Inc.

Cree, Inc., American Vanguard Corporation, Tennant Company, Standard Microsystems Corporation, inVentive Health Inc., FormFactor Inc., Multi-Fineline Electronix, Inc., FLIR Systems, Inc., Ceradyne, Inc., Gentex Corporation, Cymer, Inc., CIRCOR International, Inc., Under Armor, Inc.

The Compensation Committee reviewed base salary along with cash and equity incentive forms of compensation that were included in these companies’ respective SEC filings.

The Compensation Committee is also mindful of maintaining consistency between executive compensation and compensation for employees of the Company as a whole.  The Compensation Committee has deemed it appropriate in light of current economic conditions to keep compensation levels for executives in the lower one-third of the companies in the peer group list.  To date, we have not retained any consulting firms to assist us in determining executive compensation.

Cash compensation levels for executive officers as compared to the peer group as of November 2009 were as follows: Chief Executive Officer – Bottom 7%, Chief Financial Officer – Bottom 3%, Vice Presidents – Bottom 4%.

Base Salary
Executive officers receive a base salary to compensate them for services rendered during each year.  Base salary is determined by assessing the executive’s sustained performance and his or her individual job responsibilities, including the impact of such performance on our business results, in addition to market data and comparisons to other Company officers.

Salary levels for our Named Executive Officers are considered annually as part of our performance review process.  Any increases in the salaries of the Chief Executive Officer and other Named Executive Officers are determined by the Compensation Committee based on its assessment of the Named Executive Officers’ performance, and achievement of goals, and executive officers’ compensation at comparable companies as described above.  The Committee also takes into account our financial performance, understanding that these measures need to be considered in light of current economic conditions, business opportunities and other factors.  As such, the Compensation Committee does not generally focus on a limited and narrow set of financial measures in determining salaries.  Salary levels for the other executives follow the same guidelines for the Named Executive Officers.  None of the Named Executive Officers received an increase of their base salaries for fiscal year 2010 as explained above.

Non-Equity-Based Incentive Compensation Plan
The purpose of our non-equity-based incentive compensation plan is to provide a direct financial incentive in the form of an annual cash bonus to our executive officers. The Committee recommends to the Board, and the independent Directors of the Board determine, the annual incentive bonus of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and other Named Executive Officers.  The non-equity-based incentive compensation plan is a formula-based performance cash bonus plan, with no payouts in the event after tax-earnings are less than 10% of shareholders’ equity at the beginning of the fiscal year, and increasing linearly to a maximum bonus which varies for each executive officer if after-tax earnings exceed 20% of beginning shareholders’ equity.  The maximum level of the bonus varies from an amount equal to three  months of base salary to 7.5 months of base salary for each officer.  The maximum amount is determined by the Compensation Committee based on reference to the comparable companies identified above, current economic conditions, opportunities for increased earnings, and projected results for the year.  The Compensation Committee selected return on equity as the measure of corporate financial performance to determine non-equity-based compensation because it believed it was the most appropriate indicator of performance that will drive long-term shareholder value.  Furthermore, we have used this same measure for a number of years and found it to be a meaningful measure of performance that is closely aligned to long-term shareholder value.

The non-equity-based incentive compensation plan is administered by the Board of Directors and Compensation Committee, which have the right, at any time and at their discretion, to amend the plan, increase or decrease individual payout amounts, whether earned or unearned, or terminate the plan, in whole or in part.  Changes in the plan in recent years have been limited to changes in the targeted return on equity and the maximum bonus levels.  Changes in the maximum level of return on equity have been made to more appropriately reflect changes in expected net income performance such that the achievement of the maximum bonus would result in higher than expected earnings for the Company over the long-term and have been applied to all executive officers.  The maximum amount of the bonus for each Named Executive Officer has changed based primarily on factors described above, and it varies for each Named Executive Officer.  We also follow applicable laws and regulations regarding recovery of any bonus, other incentive-based or equity-based compensation and profits realized from the sale of securities, resulting from any misconduct on the part of the executive officer.

During fiscal 2010, the Chief Executive Officer was eligible for non-equity-based incentive compensation equal to approximately 63% of his base salary, and the Chief Financial Officer was eligible for non-equity-based incentive compensation equal to approximately 46% of his base salary.  The Chairman of the Board of Directors was eligible for non-equity-based incentive compensation equal to approximately 25% of his base salary and all other Named Executive Officers were eligible for non-equity-based incentive compensation equal to 42% of their base salaries.

The maximum amount of non-equity-based incentive compensation is based on our goal of providing a material amount of incentive compensation to be at risk based on the performance of the company, while ensuring that total cash compensation (base and incentive) remains in the lower one-third of the companies in our peer group.  To achieve this result, the maximum non-equity-based incentive compensation may actually be greater than the same type of compensation of the lower one-third of the peer companies although total cash compensation for our Named Executive Officers remains in the lower one-third of the peer group.

For fiscal 2010, the maximum and the actual non-equity-based incentive compensation and total cash compensation for each of the Named Executive Officers were as follows as compared to the peer group list:

Non-Equity-Based Compensation:
	Actual	Maximum
Chief Executive Officer	Bottom 38%	Bottom 38%
Chief Financial Officer	Bottom 45%	Bottom 41%
Vice Presidents	Bottom 46%	Bottom 32%

Total Cash Compensation:
	Actual	Maximum
Chief Executive Officer	Bottom 3%	Bottom 14%
Chief Financial Officer	Bottom 3%	Bottom 10%
Vice Presidents	Bottom 4%	Bottom 7%

Equity-Based Compensation Program
Grants of equity awards have been the primary vehicles for offering long-term incentives to our executive officers.  The objectives of our equity-based compensation program are to advance our longer-term interests, complement incentives tied to annual performance and align the interests of employees more closely with those of our shareholders.  We believe that long-term incentives provided by stock option awards are especially significant in motivating our executives and retaining their services.

Each year, the Board of Directors, based on recommendations of the Compensation Committee, determines the number of shares that may be subject to equity awards for all employees, including the Named Executive Officers.  The total number of shares subject to equity awards is constrained by our Board’s desire to limit dilution to shareholders to a level consistent with our historical levels, which generally approximate a dilution of 1%. The 1% dilution is based on an assessment of a conservative amount relative to high tech growth companies.  We believe this level is low compared to high tech growth companies on average.  In recommending grants of equity awards, the Compensation Committee and Chief Executive Officer consider trends in equity-based compensation and whether they are consistent with our compensation philosophy.  They also consider our “overhang” percentage, that is, the number of our shares that are subject to outstanding options and other equity awards and that are available for the grant of options and other equity awards as a percentage of the number of our shares outstanding.  The Compensation Committee then determines the aggregate number of shares subject to all options and other equity awards to be granted to Named Executive Officers and other officers as a whole based on a historical split of grants between this group and all other employees.  In the past fiscal year, approximately 8% of all options and other equity awards were granted to the Named Executive Officers.  The allocation among Named Executive Officer is based on historical grants, the value of past grants and the Company’s performance, all being subject to the objectives listed under the section titled “Compensation Philosophy and Components.”  Generally we do not compare the number of shares subject to options and other equity awards granted to our executive officers to the peer group equivalent number.

The Chief Executive Officer determines the grants of options and other equity awards to other key employees within the limits set forth by the Compensation Committee, keeping in mind the factors described in the foregoing paragraph.  To facilitate the grant of stock options to employees and other executive officers, the Board of Directors authorized James B. Morgan to grant individual stock options during fiscal 2009 to such employees and executive officers, subject to the guidelines and limitations imposed on him by the Compensation Committee.

During fiscal 2010, the Compensation Committee determined that it would increase the amount of equity based compensation for all employees slightly, including Named Executive Officers, in part due to the lack of salary increases during the year.  To accomplish this, the Compensation Committee granted approximately the same number of stock options as in prior years, plus restricted stock units with a grant date fair value equal to 50% of the grant date fair value of the stock options.  This increase resulted in a dilution of approximately 0%.

Grants of equity awards to executive officers are considered at the Board and Compensation Committee meetings held in November of each year.  Equity awards are not typically granted at other times of the year for employees, including new employees.  The exercise price of all stock options granted is equal to the fair market value of the Company’s common stock as reported on The NASDAQ Global Select Market on the date of grant, which is defined in the 2007 Plan as the closing price of the common stock as reported on The NASDAQ Global Select Market on the date of grant.  All options also contain five-year vesting provisions, with 20% of the shares underlying the stock option vesting each year following the date of grant.  The restricted stock units also contain a five-year vesting provisions with 20% of the restricted stock units vesting each year following the date of grant.

Deferred Compensation Arrangements
We have deferred compensation arrangements to reward the Named Executive Officers who were employed by us as of August 1990, consisting of James B. Morgan and Aelred J. Kurtenbach.  The arrangements are designed to fund annual payments upon retirement based on the value of amounts credited to each person’s account.  The Compensation Committee administers these arrangements and approves on an annual basis the amounts credited to each participant’s account.  The amounts credited are equal to the interest earned on the account at a rate equal to the five-year United States Treasury Note rate as of the first day of each plan year.

Participation in this plan by other Named Executive Officers and key employees is not under consideration at this time by the Compensation Committee or the Board of Directors.  The purpose of the arrangement when it was implemented was to protect us from the loss of a key employee during our formative years in the early 1990s when the risk of loss was greater than it currently is.  These arrangements are funded through an increase in the cash surrender value of life insurance policies on the lives of the participants.  They are evidenced by deferred compensation agreements and are described in the table entitled “Non-qualified Deferred Compensation – Fiscal 2010”.

Vesting under the deferred compensation arrangements occurs upon reaching retirement age, (defined as the earlier to occur of age 65 or age 55 and the completion of 20 years of service to the Company), or in the event of death or disability.  Participants may withdraw benefits in the plans that are vested after the employee ceases employment with the Company, but only if termination of employment is not for cause.  Upon a termination of employment for cause, the participant’s vested and non-vested interests in the plan are terminated.   Upon termination, other than for cause, the participant may elect to receive benefits in the form of a lump sum payout or on an installment basis over a five- or ten-year period.  Upon a change in control, all benefits under the plan are payable unless a majority of the Board of Directors agrees to continue the plan.

Benefits
Our Named Executive Officers are eligible for all benefits generally available to our full-time permanent employees.  Other than the deferred compensation plan described above, we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.  Any benefits that could be provided only to Named Executive Officers would be directly related to unique features of that executive’s position, such as being an expatriate, or when the executive officer undertakes actions at our request, such as relocating.  The benefits we provided in fiscal 2010 to executive officers are described below.

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”), which is qualified under Section 401(k) of the Internal Revenue Code of 1986.  Each employee that is at least 21 years of age may, commencing on the first day of the month after which the employee has attained three months of service, elect to contribute to the 401(k) plan through payroll deductions of up to 100% of his or her salary, subject to certain limitations.  At the discretion of the Board of Directors, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts.  We paid $0.9 million in matching and discretionary contributions in fiscal 2010, $1.8 million in fiscal 2009 and $1.9 million in fiscal 2008. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are described in the “Summary Compensation Table – Fiscal 2010.”

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. Employee Stock Purchase Plan (“ESPP”), which is intended to qualify under Section 423 of the Internal Revenue Code.  The ESPP allows employees to purchase shares of our common stock, subject to annual limitations, at a price equal to 85% of the lower of the fair market value of the common stock at the beginning or the end of each six-month offering period.

Accounting and Tax Treatment
We account for equity-based compensation paid to employees under ASC 718, Compensation-Stock Compensation promulgated by the Financial Accounting Standards Board, which requires us to estimate and record an expense over the service period of the award.  Thus, we may record an expense in one year for awards granted in earlier years.  Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to option awards, we generally can deduct the gain recognized by employees and directors from non-qualified options.  However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee if there is no disqualifying disposition by the optionee.  Furthermore, in the case of restricted stock and restricted stock units, we generally can deduct the fair market value of the shares vested on the vesting date.

With respect to restricted stock awards, we generally can deduct the gain recognized by employees and directors as ordinary income.  This gain typically occurs upon vesting and is equal to the value of the stock on the vesting date.  Alternatively, if the recipient were to make an election under Section 83(b) of the Internal Revenue Code of 1986, we would be entitled to a deduction on the date of grant equal to the value of the restricted stock on the date of grant.

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the companies’ chief executive officer and four other most highly-paid executive officers.  Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.  Because the potential amount of base salary and non-equity-based incentive compensation that the executive officers can earn is less than $1 million, Section 162(m) has not been material to our compensation decisions.

EXECUTIVE COMPENSATION

The following table sets forth information about compensation awarded to, earned by or paid to our principal executive officer and principal financial officer during the fiscal years ended May 1, 2010, May 2, 2009 and April 26, 2008 and to our three other most highly compensated Named Executive Officers whose total compensation was greater than $100,000 for the fiscal year ended May 1, 2010.

SUMMARY COMPENSATION TABLE – FISCAL 2010

Name and Principal Position	Year	Salary(1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compen-sation(5)	Total
James B. Morgan	2010	$310,680	$19,011	$41,424	$-	$6,156	$377,271
Chief Executive Officer,	2009	316,655	-	42,120	85,861	5,999	450,635
President and Director	2008	301,788	-	91,520	127,838	5,996	527,142

Dr. Aelred J. Kurtenbach	2010	$150,000	$-	$-	$-	$3,353	$153,353
Chairman of the Board and	2009	152,885	-	-	16,582	5,694	175,161
Director	2008	150,050	-	-	26,452	6,167	182,669

William R. Retterath	2010	$192,780	$17,427	$37,972	$-	$2,421	$250,600
Chief Financial Officer	2009	196,487	-	38,610	39,070	4,735	278,902
	2008	188,176	-	83,200	56,661	8,646	336,683

Bradley T. Wiemann	2010	$177,000	$16,635	$36,246	$-	$4,348	$234,229
Vice President	2009	180,404	-	36,855	32,611	7,115	256,985
	2008	177,280	-	74,880	46,820	7,084	306,064

Reece A. Kurtenbach	2010	$181,200	$16,635	$36,246	$-	$3,710	$237,791
Vice President	2009	184,685	-	36,855	33,385	6,128	261,053
	2008	179,635	-	74,880	47,931	6,087	308,533

(1)
Base salaries did not change between fiscal 2009 and 2010.  The 2010 salary difference represents one less week of payroll in fiscal year 2010 as compared to fiscal year 2009.  Fiscal 2008 included an increase in base salaries that was in effect for only one half of the year.

(2)
Consists of restricted stock units granted under the 2007 Stock Incentive Plan.  The restricted stock units vest as to 20% of the shares one year after the date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.  In accordance with ASC 718, the amount is calculated based on the fair value of the grant on the date of grant. Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates ” in our Annual Report on Form 10-K for the year ended May 1, 2010 for a discussion of the assumptions used in calculating the expense under ASC 718.

(3)
Consists of stock options granted under the 2007 Stock Incentive Plan.  The options vest and become exercisable as to 20% of the shares one year after the date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.  The value of the option awards is based on the grant date fair value of the award in accordance with ASC 718.  Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates ” in our Annual Report on Form 10-K for the year ended May 1, 2010 for a discussion of the assumptions used in calculating the expense under ASC 718.

(4)
For fiscal year 2009, consists of cash bonuses earned for fiscal 2009 and paid in fiscal 2010.  For fiscal 2008, consists of cash bonuses earned for fiscal 2008 and paid in fiscal 2009.  The annual incentive bonus provides that our executive officers are eligible to earn annual cash bonuses tied to the level of achievement of net income compared to beginning stockholders’ equity.  See “Compensation Discussion and Analysis — Setting Executive Compensation — Annual Incentive Bonus.”

(5)	Consists of matching and discretionary contributions made by us under the 401(k) Plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986.

Retirement Savings Plan
All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”), which is qualified under Section 401(k) of the Internal Revenue Code of 1986.  Each employee that is at least 21 years of age may, commencing on the first day of the month after which the employee has attained three months of service, elect to contribute to the 401(k) plan through payroll deductions of up to 100% of his or her salary, subject to certain limitations.  At the discretion of the Board of Directors, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts.  We paid $0.9 million in matching and discretionary contributions in fiscal 2010, $1.8 million in fiscal 2009 and $1.9 million in fiscal 2008. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are described in the “Summary Compensation Table – Fiscal 2010.”

2007 Stock Incentive Plan and Incentive Option Plans
The 2007 Plan is intended to assist us in hiring and retaining well-qualified employees, consultants and other service providers by allowing them to participate in our ownership and growth through the grant of incentive and non-statutory stock options, restricted stock, restricted stock units and deferred stock.  All grants of equity compensation after August 15, 2007 have been made under the 2007 Plan.  We terminated the 2001 Daktronics Incentive Option Plan and the 1993 Daktronics Incentive Option Plan (the “Option Plans”) effective as of August 15, 2007, and we are no longer authorized to grant additional options or any other forms or equity compensation under the Option Plans.  However, the outstanding options under the Option Plans as of August 15, 2007 were not affected by such termination.  On June 28, 2010, options to purchase an aggregate of  2,935,348 shares were outstanding under the Option Plans and the 2007 Plan.

The following is a summary of the terms of the 2007 Plan, which is qualified by reference to the 2007 Plan.  The principal terms of the Option Plans are substantially similar to those of the 2007 Plan described below, except as otherwise noted.

Administration.  The 2007 Plan is administered by the Compensation Committee of the Board of Directors, which determines when and which employees, consultants and other service providers will be granted options and other awards under the 2007 Plan.  Subject to the provisions of the 2007 Plan, the Compensation Committee also determines the amount and terms of awards (including restrictions) and makes all other determinations necessary or advisable for the administration of the 2007 Plan.

Employees of the Company and any of its affiliates are eligible for selection to receive options qualified as incentive stock options (“ISOs”) under Section 422 of the Code and restricted stock units.  Employees, consultants and other service providers of the Company or its affiliates may be granted non-qualified options (“NQOs”) under the 2007 Plan.

Shares Subject to the Option Plans and the 2007 Plan.  The Option Plans provided that the total number of shares of our common stock that could be purchased upon the exercise of options could not exceed 3,200,000 shares, subject to adjustment.  The 2007 Plan provides for a total of 4,000,000 shares, also subject to adjustment.  In the event of a stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of our common stock, there is an appropriate adjustment made, without the consent of any award recipient, to the number and kind of shares of our common stock subject to and reserved under the 2007 Plan, including any limits on shares established, the exercise or purchase price of each share subject to an award and any other affected terms of such awards.

Stock Options.  Upon the grant of an option under the 2007 Plan, the Compensation Committee fixes the number of shares of our common stock that the optionee may purchase upon exercise of the option and the exercise price at which the shares may be purchased.  With regard to ISOs, the exercise price cannot be less than the “fair market value” of the common stock at the time the ISO is granted or 110% of such fair market value in certain cases.  Further, the aggregate fair market value of common stock (determined at the time the ISO is granted) subject to ISOs granted to an employee under all of our option plans that became exercisable for the first time by such employee during any calendar year cannot exceed $100,000.  Under the Option Plans, the exercise price of non-qualified options could be less than the fair market value of the common stock but not less than 85% of fair market value.  Under the 2007 Plan, the exercise price of non-qualified options cannot be less than fair market value.  Each option granted under the 2007 Plan is exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than 10 years after the date of grant in the case of ISO’s or five years after the date of grant in certain cases.  Payment for shares upon exercise of any option can be made in cash, in shares of our common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the option, or by a combination of cash and such shares, as described in the 2007 Plan.

Options granted under the Option Plans and 2007 Plan are non-transferable except to the extent permitted by the agreement evidencing such option.  However, no ISO is transferable by any optionee other than by will or the laws of descent and distribution.  If, under the agreement evidencing any option, such option remains exercisable after the optionee’s death, it could be exercised to the extent permitted by such agreement by the personal representative of the optionee’s estate or by any person who acquired the right to exercise such option by bequest, inheritance or otherwise by reason of the optionee’s death.

Restricted Stock Units.  Grants of restricted stock units are fixed by the Compensation Committee.  The units vest as to 20% of the units one year after the date of grant and as to an additional 20% in each succeeding year, but only to the extent the grantee remains employed by us.  Restricted stock units are not transferrable.

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during fiscal 2010:

GRANTS OF PLAN-BASED AWARDS — FISCAL 2010

					All other	All other
					stock	option		Grant
		Estimated future payouts under			awards:	awards:	Exercise	date fair
		non-equity incentive plan			number of	number of	or base	value of
		awards(1)			shares of	securities	price of	stock and
Name	Grant Date	Threshold	Target	Maximum	stock or units (#) (2)	underlying options(#) (3)	option awards (4)	option awards (5)
James B. Morgan	12/03/09	$58,253	$194,175	$194,175	2,400	12,000	$8.65	$64,560
Aelred J. Kurtenbach	12/03/09	11,250	37,500	37,500	-	-	-	-
William R. Retterath	12/03/09	26,507	88,358	88,358	2,200	11,000	8.65	59,180
Bradley T. Wiemann	12/03/09	22,125	73,750	73,750	2,100	10,500	8.65	56,490
Reece A. Kurtenbach	12/03/09	22,650	75,500	75,500	2,100	10,500	8.65	56,490

(1)
Consists of cash bonuses under our annual non-equity-based incentive compensation plan.  The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under the plan. For additional information concerning our annual non-equity-based compensation program, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

(2)
Consists of restricted stock units granted to the Named Executive Officers in fiscal 2010 under the 2007 Plan.  The units vest as to 20% of the shares one year after the date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Consists of options granted to the Named Executive Officers in fiscal 2010 under the 2007 Plan.  The options vest and become exercisable as to 20% of the shares one year after the date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(4)	The exercise price of all options was equal to the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant.
(5)
Represents the full grant date fair value determined pursuant to ASC 718 as reflected in our financial statements, based on the numbers of shares subject to option and restricted stock unit awards granted and the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant, which was $8.65 per share.

The following table sets forth information about unexercised options and restricted stock units that have not vested that were held at May 1, 2010 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — FISCAL 2010

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That have Not Vested ($)(3)
James B. Morgan	20,000	-	$5.7725	11/20/2012
	20,000	-	8.8500	11/19/2013
	16,000	-	12.8350	11/22/2014
	11,200	2,800	13.5950	11/16/2015
	6,600	4,400	34.0650	11/15/2016
	4,400	6,600	20.0700	11/14/2017
	2,400	9,600	8.2900	12/03/2018
	-	12,000	8.6500	12/02/2019
					2,400	$20,088

Dr. Aelred J. Kurtenbach	22,504	-	$3.8281	11/15/2010
	8,000	-	3.7700	11/12/2011

William R. Retterath	20,000	-	5.7725	11/20/2012
	20,000	-	8.8500	11/19/2013
	14,000	-	12.8350	11/22/2014
	11,200	2,800	13.5950	11/16/2015
	6,000	4,000	34.0650	11/15/2016
	4,000	6,000	20.0700	11/14/2017
	2,200	8,800	8.2900	12/03/2018
	-	11,000	8.6500	12/02/2019
					2,200	$18,414

Bradley T. Wiemann	26,000	-	$3.8281	11/15/2010
	20,000	-	3.7700	11/12/2011
	14,000	-	5.7725	11/20/2012
	12,000	-	8.8500	11/19/2013
	10,000	-	12.8350	11/22/2014
	8,000	2,000	13.5950	11/16/2015
	4,200	2,800	34.0650	11/15/2016
	3,600	5,400	20.0700	11/14/2017
	2,100	8,400	8.2900	12/03/2018
	-	10,500	8.6500	12/02/2019
					2,100	$17,577

Reece A. Kurtenbach	14,000	-	$5.7725	11/20/2012
	12,000	-	8.8500	11/19/2013
	10,000	-	12.8350	11/22/2014
	8,000	2,000	13.5950	11/16/2015
	4,200	2,800	34.0650	11/15/2016
	3,600	5,400	20.0700	11/14/2017
	2,100	8,400	8.2900	12/03/2018
	-	10,500	8.6500	12/02/2019
					2,100	$17,577

(1)
Options vest and become exercisable as to 20% one year after date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(2)	Restricted stock units vest as to 20% one year after date of grant and as to an additional 20% in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.
(3)	Determined by multiplying the Company’s closing stock price on the last business day of fiscal year 2010 by the number of shares subject to the award.

The following table sets forth information regarding the exercise of stock options during fiscal 2010 by the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – FISCAL 2010

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Bradley T. Wiemann	20,000	$108,350

(1)	Consists of the difference between the closing price of our common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired upon exercise.

The following table sets forth information about our defined contribution plans for the Named Executive Officers subject to such plans for fiscal 2010:

NON-QUALIFIED DEFERRED COMPENSATION – FISCAL 2010

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
James B. Morgan	-	-	$2,360	-	$109,241
Dr. Aelred J. Kurtenbach	-	-	$9,341	-	$432,451

(1)
The amounts reported in this column are not included and are not required to be included in the Summary Compensation Table because the earnings reported do not constitute above-market or preferential earnings on compensation that is deferred within the meaning of Item 402(c)(2)(viii)(B) of Regulation S-K.

Employee Stock Purchase Plan
The Daktronics, Inc. Employee Stock Purchase Plan (the “ESPP”) permits eligible employees to make voluntary contributions through payroll deductions to be used to purchase our common stock.  The ESPP provides for periodic offerings, and each offering period is for six months (an “Offering Period”).  An employee may elect to have up to a maximum of 15% deducted from his or her regular salary for purposes of purchasing shares under the ESPP during each Offering Period.  The price at which the employee shares are purchased will be the lower of (i) 85% of the closing price of our common stock on the day that an Offering Period commences under the ESPP or (ii) 85% of the closing price of our common stock on the day that such Offering Period terminates.  With certain exceptions, employees are eligible to participate in the ESPP.  The ESPP provides for the issuance of up to 1,000,000 shares of common stock, and it is administered by the Board of Directors through the Compensation Committee.  Through May 1, 2010, 734,783 shares had been issued under the ESPP and, as of May 1, 2010, 265,287 shares were available for purchase under the ESPP.  During fiscal 2010, various Named Executive Officers participated in the ESPP, and the shares they hold through the ESPP are reflected in the table entitled “Security Ownership of Certain Beneficial Owners and Management”.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of May 1, 2010 with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders:
1993 Incentive Stock Option Plan	149,424	$3.83	-
2001 Incentive Stock Option Plan	1,596,958	14.60	-
2001 Outside Director Stock Option Plan	188,000	13.60	-
Employee Stock Purchase Plan(1)	Not Applicable	Not Applicable
2007 Stock Incentive Plan	1,375,414	12.46	2,479,188
Equity compensation plans not approved by
security holders	-	-	-
Total	3,309,796	$13.20	2,479,188

(1)      Under the ESPP, shares are acquired at the time of investment by the participating employees at the applicable discount.

Post-Employment Compensation

Potential Payments upon Termination of Employment or Change in Control
The table below reflects the compensation that would be paid to each of our Named Executive Officers in the event of termination of such executive’s employment. The amounts of compensation payable to each Named Executive Officer upon retirement are shown below and are in addition to the amounts due as described in the table entitled “Non-qualified Deferred Compensation – Fiscal 2010”.  The amounts shown assume that such termination was effective as of May 1, 2010, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time of such executive’s separation from the Company.  In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Under the Option Plans and the 2007 Plan, all options and restricted stock units immediately vest upon a change in control as defined in the Option Plans and the 2007 Plan.  Upon a termination of employment for any reason, and consistent with our employment policies which apply to all employees, we are obligated to pay for accrued and unused vacation time, which would then be payable in a lump sum.

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause or for good reason	Death
James B. Morgan	Stock Option Vesting Acceleration(1)	$768	$-	$-	$-
	Restricted Stock Vesting Acceleration	20,088	-	-	-
	Vacation Pay	35,698	35,698	35,698	35,698
		$56,554	$35,698	$35,698	$35,698

Dr. Aelred J. Kurtenbach	Vacation Pay	$28,846	$28,846	$28,846	$28,846

William R. Retterath	Stock Option Vesting Acceleration(1)	704	-	-	-
	Restricted Stock Vesting Acceleration	18,414	-	-	-
	Vacation Pay	18,092	18,092	18,092	18,092
		$37,210	$18,092	$18,092	$18,092

Bradley T. Wiemann	Stock Option Vesting Acceleration(1)	672	-	-	-
	Restricted Stock Vesting Acceleration	17,577	-	-	-
	Vacation Pay	20,423	20,423	20,423	20,423
		$38,672	$20,423	$20,423	$20,423

Reece A. Kurtenbach	Stock Option Vesting Acceleration(1)	672	-	-	-
	Restricted Stock Vesting Acceleration	17,577	-	-	-
	Vacation Pay	15,792	15,792	15,792	15,792
		$34,041	$15,792	$15,792	$15,792

(1)
For option awards, consists of the difference between the closing market price of the common stock as reported on The NASDAQ Global Select Market as of May 1, 2010 less the exercise price of the option multiplied by the number of shares subject to the option.

Other Post-Employment Payments
We do not provide pension arrangements, post-retirement health coverage or non-qualified defined contribution plans.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The compensation committee has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management.  Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Robert G. Dutcher, Chair
James A. Vellenga
Byron J. Anderson

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

General
Our Employee Stock Purchase Plan, or ESPP, was established by our Board and approved by shareholders in 2002.  Our Board and shareholders originally authorized the issuance of 1,000,000 shares under the ESPP.  On June 3, 2010, our Board approved, subject to shareholder approval, an amendment to the ESPP to increase the number of shares authorized under the ESPP to 2,500,000 (an increase of 1,500,000 shares).

Our Board believes that the amendment to the ESPP is in our and your best interest and is important to help assure our ability to continue to recruit and retain highly qualified employees.  As of May 1, 2010, 265,237 shares of our common stock remained available for purchase under the ESPP.  If the amendment to the ESPP is not approved by shareholders, we will exhaust these previously authorized shares in the coming months or years and then our employees will no longer be able to purchase shares of our common stock under the ESPP.

Below is a summary of the material features of the ESPP.  The summary is qualified in its entirety by reference to the full text of the ESPP as proposed to be amended, which is included as an appendix to this proxy statement.

Summary of the Amended ESPP
Available Shares.  The aggregate number of shares of common stock to be reserved by the Company and available for purchase under the ESPP is 2,500,000 shares.

Purpose.  The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the company by purchasing common stock from the company on favorable terms and paying for such purchases through periodic payroll deductions.

Administration.  The ESPP is administered by the Compensation Committee (the "Committee"). The Committee interprets the ESPP and makes all other policy decisions relating to the operation of the ESPP.

Eligibility.  Any employee of the company (or any designated subsidiary) whose customary employment is for more than five months per calendar year and for more than 20 hours per week and who has been employed for at least six months at the start of an offering period is eligible to participate in the ESPP. Employees become participants under the ESPP by delivering to us an enrollment form authorizing payroll deductions within a specified period of time prior to the commencement of each offering period.  Participation generally will continue for all later offers unless the participant elects to withdraw from the ESPP or is no longer eligible to participate.  No employee is permitted to purchase common stock under the ESPP if such employee owns more than five percent (5%) of the total combined voting power or value of all classes of our stock (including shares which may be purchased under the ESPP or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares in any calendar year.

Contribution Period.  Each calendar year, two offering periods each with a duration of six months commence on November 1 and May 1. Each offering period contains one six-month contribution period, with purchases occurring at the end of each six-month contribution period.

Purchase Price.  The price of each share of common stock purchased under the ESPP is 85% of the lower of (i) the fair market value per share of common stock on the last trading day of the offering period or (ii) the fair market value per share of common stock on the last trading day before the offering date. The purchase price of the shares is accumulated by payroll deductions over each contribution period. The deductions may not exceed 15% of an employee's compensation, and no more than 4,000 shares may be purchased on any purchase date. All payroll deductions of a participant are credited to his or her account under the ESPP, and such funds may be used for any corporate purpose.

Termination.  Employees may end their participation in the ESPP at any time during the contribution period, and participation ends automatically upon termination of employment with the company.

Change of Control.  In the event of a change in control, all offering periods and contribution periods will terminate, and each outstanding purchase right will be exercised.

Non-transferable.  A participant’s rights with respect to options granted under the ESPP, as well as contributions credited to his or her ESPP account, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation, will or the laws of descent and distribution.

Amendment.  The Board may amend or terminate the ESPP at any time. However, the Board may not, without shareholder approval, increase the number of shares of common stock reserved for issuance under the ESPP.

Antidilution Provisions.  The Board of Directors must equitably adjust the maximum number of shares of common stock reserved for issuance under the ESPP in the event of stock splits or consolidations, stock dividends or other transactions in which the company receives no consideration.

Tax Information
The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such a plan, no taxable income is recognized by participants either when a purchase right is granted at the beginning of the offering period or when shares are purchased at the end of a contribution period.

The Internal Revenue Service (the “IRS”)  has in the past stated that participants will recognize income in the year in which they make a disposition of the purchased shares. The term "disposition" generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a participant's spouse, a transfer into joint ownership if the participant remains one of the joint owners or a transfer into a participant's brokerage account. Hence, a participant will be subject to federal income tax on the purchased shares only when he or she disposes of them.

A participant's federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (a) more than two years after the start date of the applicable offering period, and (b) more than one year after the actual purchase date. A disqualifying disposition is any sale or disposition which is made before either of these two holding periods is satisfied.

If a participant makes a qualifying disposition, he or she will recognize ordinary compensation income in the year of the qualifying disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price paid for those shares, or (b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased. The company is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be treated as long-term capital gain. In general, the current maximum federal income tax rate on long-term capital gain is 20%. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price a participant paid for the shares, there will be no compensation income, and any loss recognized will generally be a capital loss.

If a participant disposes of the shares acquired under the ESPP prior to meeting the above-described holding period, he or she will recognize ordinary compensation income in the year of disposition equal to the difference between the fair market value of the stock at the date of exercise and the purchase price and capital gain or loss equal to the difference between the amount realized on the sale and the fair market value on the date of exercise. The capital gain or loss realized will be treated as long-term if the participant held the stock at least twelve months. The company is entitled to an income tax deduction in the amount of the ordinary compensation income recognized by the participant with respect to the disqualifying disposition.

The foregoing is only a summary of the general effect of the U.S. federal income taxation upon participants and the company with respect to the purchase of shares under the ESPP and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside. A participant should consult his or her own tax advisor as to the tax consequences of any particular transaction under the ESPP.

Vote Required
The ESPP is designed to qualify for favorable tax treatment under Section 423 of the Code.  To maintain this qualification, we must obtain shareholder approval of the amendment to the ESPP within 12 months of the Board’s approval date.  The affirmative vote of a majority of the votes cast by shareholders entitled to vote who are present in person or represented by proxy is required to approve the amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL 2.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
 PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2011 and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young LLP has audited our financial statements since fiscal year 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Audit and Other Professional Fees
The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the last two fiscal years and fees billed for other services rendered by Ernst & Young LLP related to those years are set forth in the following table:

	Fiscal Year Ended
	May 1, 2010	May 2, 2009
Audit fees (1)	$480,190	$471,627
Audit-related fees (2)	25,000	26,926
Tax fees (3)	-	-
All other fees (4)	1,995	3,000
Totals	$507,185	$501,553

(1)
Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)
Tax fees are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.  This includes preparation of original and amended tax returns for us, any refund claims, payment planning, tax audit assistance, tax advice related to mergers and acquisitions, and tax work stemming from audit-related items.

(4)	All other fees are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

As provided in the Audit Committee’s charter, all engagements for any non-audit services by our independent registered public accounting firm must be approved by the Audit Committee before the commencement of any such services.  The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee considers the provision of services by Ernst & Young LLP to us, over and above the external audit fees, to be compatible with Ernst & Young LLP (LLP’s) ability to maintain its independence.

Shareholder Approval
The affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2011.  If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLPAS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2011 AS SET FORTH IN PROPOSAL 3.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee is responsible for reviewing our financial reporting process, systems of internal controls, the audit process and compliance with laws and regulations.  Management has the responsibility for the financial statements and the reporting process, including the systems of internal controls, which it reviews with the Audit Committee.  In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. The Audit Committee also has the authority and responsibility to select, evaluate and, when it deems it to be appropriate, replace the independent registered public accounting firm.  The Audit Committee is also responsible for overseeing the Company’s Policy and Procedures with Respect to Related Person Transactions.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting controls or auditing matters and the confidential, anonymous submission by our employees of any accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters.  The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors and is available on the Company’s website at http://www.daktronics.com.

The Audit Committee is composed of three Directors who are independent as provided in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act.  The members of the Audit Committee are appointed annually by the Board of Directors.  John L. Mulligan, Nancy D. Frame and James A. Vellenga served as members of the Audit Committee throughout fiscal 2010.  The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of our management and our independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules.  The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended May 1, 2010; discussed with management significant accounting policies applied by us in our financial statements, as well as alternative treatments; reviewed and discussed our policies with respect to risk assessment; discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; discussed with our independent registered public accounting firm their respective audits and assessments, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002; received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; discussed with the independent registered public accounting firm and the firm’s independence; reviewed and pre-approved fees charged by the independent registered public accounting firm; considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the auditor’s independence.  The Audit Committee also met in executive session following each of the formal Audit Committee meetings with representatives of our independent registered public accounting firm.

The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.  The Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended May 1, 2010 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By the Audit Committee:

John L. Mulligan, Chair
Nancy D. Frame
James A. Vellenga

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we are delivering only one copy of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to multiple shareholders who have requested paper copies of the Annual Report and Proxy Statement who share the same address, unless we have received contrary instructions from one or more of the shareholders.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction cards.  In addition, some banks, brokers and other intermediaries may be participating in this practice of “householding” our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials. This practice benefits us and our shareholders because it reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses.

Shareholders that have previously received a single set of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials may request their own copies this fiscal year or in future years by contacting their bank, broker or other nominee record holder. We will also deliver separate paper copies of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to any shareholder upon written request sent to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 692-0200.

AVAILABLE INFORMATION

The Annual Report to Shareholders for the fiscal year ended May 1, 2010, including financial statements, is being mailed with this Proxy Statement.  The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of our Annual Report on Form 10-K for the fiscal year ended May 1, 2010.  Please submit such requests to Daktronics, Inc.,  201 Daktronics Drive, Brookings, South Dakota 57006, Attention:  Investor Relations, or by calling (605) 692-0200.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

DAKTRONICS
201 DAKTRONICS DRIVE
BROOKINGS, SD 57006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time August 24, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Daktronics, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time August 24, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Daktronics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Only cards received by August 24, 2010 are recorded.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M25965-Z53198-P98583 KEEP THIS PORTION FOR YOUR RECORDS

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DAKTRONICS, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect three (3) directors to serve for a three-year long term that expires on the date of the Annual Meeting of Shareholders in 2013 or until their successors are duly elected. (If you wish to cumulate your votes as described in the Proxy Statement, please contact the Corporate Secretary at Daktronics, Inc. to record your vote): 01) James B. Morgan 02) John L. Mulligan 03) Duane E. Sander	☐	☐	☐	______________________

IMPORTANT: The undersigned acknowledges receipt of the Proxy Statement for the 2010 Annual Meeting. Please sign as name appears herein. If shares are registered in more than one name, the signatures of all persons are required. If trustee, guardian, executor or administrator, sign in official capacity, giving full title as such. If a beneficiary, note that capacity. If a corporation, sign in full corporate name by a duly authorized officer, stating title. If a partnership, sign in partnership name by authorized person.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

APPENDIX A
DAKTRONICS, INC.
 2002 EMPLOYEE STOCK PURCHASE PLAN
Adopted November 1, 2002
Amended Effective August 26, 2010

1.	PURPOSE OF THE PLAN

The Plan was adopted by the Board on June 25, 2002, to be effective as of November 1, 2002.  The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Corporation by purchasing Common Stock from the Corporation on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify under Section 423 of the Code.

2.	ADMINISTRATION OF THE PLAN

2.1	COMMITTEE COMPOSITION.
The Board or Compensation Committee shall oversee the Plan. (For purposes of this Plan, references hereinafter to the Committee shall mean either the Compensation Committee or the Board.)

2.2	COMMITTEE RESPONSIBILITIES.
The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  The Committee's determinations under the Plan shall be final and binding on all persons.  The Committee shall act by majority vote of its members.  An action of the Committee may be taken without a meeting by a unanimous written consent signed by all members of the Committee.

2.3	PLAN YEAR.
The Plan Year shall consist of a twelve month period commencing on May 1 and ending on April 30.

3.	ENROLLMENT AND PARTICIPATION

3.1	OFFERING PERIODS.
While the Plan is in effect, options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offering Periods, each continuing for six months, and each of which shall commence on May 1 and November 1 of each year (the “Offering Date”) and shall terminate on October 31 and April 30 of each year (the “Termination Date”).  Offering Periods under the Plan shall continue until either (A) the Committee decides that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all Eligible Employees or (B) the Plan is terminated in accordance with Section 14 below.

3.2	CONTRIBUTION PERIODS.
While the Plan is in effect, two Contribution Periods shall commence in each calendar year.  The Contribution Periods shall consist of the six-month periods commencing on each May 1 and ending on October 31 and commencing on November 1 and ending on April 30.

3.3	ENROLLMENT.
Participation in the Plan by an Eligible Employee is voluntary.  Any individual who, on the day prior to the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee.  The enrollment form shall be filed with the Corporation at the prescribed location not later than ten business days prior to the commencement of such Offering Period.

3.4	DURATION OF PARTICIPATION.
Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5.1 or reaches the end of the Contribution Period in which his or her employee contributions were discontinued under Section 4.4 or 8.2.  A Participant who discontinued employee contributions under Section 4.4 or withdrew from the Plan under Section 5.1 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 3.3 above.  A Participant whose employee contributions were discontinued automatically under Section 8.2 shall automatically resume participation at the beginning of the earliest Contribution Period ending in the next calendar year, if he or she then is an Eligible Employee.

3.5	APPLICABLE OFFERING PERIOD.
For purposes of calculating the Purchase Price under Section 7.2, the applicable Offering Period shall be determined as follows:

3.5.1
Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period or (B) the end of his or her participation under Section 3.4 above.

3.5.2
Each Participant who actively contributed to the plan on the last pay date of an offering period is automatically re-enrolled in the following offering period.  Employees who withdraw or change their deferrals to 0% during an offering period must submit a new enrollment form to participate in a future offering period.

4.	EMPLOYEE CONTRIBUTIONS

4.1	FREQUENCY OF PAYROLL DEDUCTIONS.
A Participant may purchase shares of Common Stock under the Plan solely by means of payroll deductions.  Payroll deductions, as designated by the Participant pursuant to Section 4.2 below, shall occur on each payday during participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Section 4.2 below.  Payroll deductions for a Participant shall be on an after-tax basis and shall begin with the first payroll on or following the applicable Offering Date and shall continue until the termination date of the Plan, subject to earlier termination as provided herein or to decreases by the Participant in the amount of the Payroll Withholding Rate as provided in Section 4.3.

4.2	AMOUNT OF PAYROLL DEDUCTIONS.
An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Common Stock (the “Payroll Withholding Rate”).  Such portion shall be a percentage of the Eligible Employee's Compensation, but not more than 15% or such lesser percentage established by the Committee from time to time.  In no event may a Participant contribute more than 15% of his or her Compensation during a calendar year for the purchase of shares of Common Stock under the Plan.

4.3	CHANGING WITHHOLDING RATE.
No increases in the Payroll Withholding Rate may be made during an Offering Period. A Participant may elect to make one decrease in the Payroll Withholding Rate during an Offering Period, which change shall become effective as soon as reasonably practical after a new enrollment form has been received by the Corporation. Otherwise, if a Participant wishes to change the Payroll Withholding Rate, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location not less than ten business days before the Offering Date as of which such increase or decrease is to be effective.  The new Payroll Withholding Rate shall be a percentage of the Participant’s Compensation, not more than 15%.

4.4	DISCONTINUING PAYROLL DEDUCTIONS.
If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location at any time.  Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Corporation.  (In addition, employee contributions may be discontinued automatically pursuant to Section 8.2.)  A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Corporation pursuant to Section 3.3 above.

5.	WITHDRAWAL FROM THE PLAN

5.1	WITHDRAWAL.
A Participant may elect to withdraw from the Plan by filing the prescribed form with the Corporation at the prescribed location at any time before the last day of a Contribution Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease, and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

5.2	RE-ENROLLMENT AFTER WITHDRAWAL.
A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3.3.  Re-enrollment may be effective only at the commencement of an Offering Period.

6.	CHANGE IN EMPLOYMENT STATUS

6.1	TERMINATION OF EMPLOYMENT.
Termination of employment as an Eligible Employee for any reason, including death, shall be automatically treated as a withdrawal from the Plan under Section 5.1.  (A transfer from one Participating Corporation to another shall not be treated as a termination of employment.)

6.2	DEATH.
In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate.  Such form shall be valid only if it was filed with the Corporation at the prescribed location before the Participant's death.

7.	PLAN ACCOUNTS AND PURCHASE OF SHARES

7.1	PLAN ACCOUNTS.
The Corporation shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Corporation’s general assets and applied to general corporate purposes.  A Participant may not make any separate cash payment or contribution to his or her Plan Account.  No interest shall be credited to Plan Accounts.

7.2	PURCHASE PRICE.
The Purchase Price for each share of Common Stock purchased at the Termination Date of an Offering Period shall be the lower of:

7.2.1	85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

7.2.2	85% of the Fair Market Value of such share on the last trading day before the Offering Date.

7.3	NUMBER OF SHARES PURCHASED.
As of the Termination Date of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Common Stock calculated in accordance with this Section 7.3, unless the Participant’s participation has terminated, through withdrawal or otherwise, in accorandance with Section 5.1 or Section 6.  The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the whole number of shares that results shall be purchased from the Corporation with the funds in the Participant's Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 4,000 shares of Common Stock with respect to any Contribution Period nor more than the amounts of Common Stock set forth in Sections 8.2 and 13.1.  Notwithstanding the foregoing, the Committee may determine with respect to all Participants that any fractional share, as calculated under this Section 7.3, shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

7.4	AVAILABLE SHARES INSUFFICIENT.
In the event that the aggregate number of shares that all Participants are to purchase on any Termination Date exceeds the maximum number of shares remaining available for issuance under Section 13.1, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase on the Termination Date and the denominator of which is the number of shares that all Participants have elected to purchase on the Termination Date.  In such event, the Corporation shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby.

7.5	ISSUANCE OF COMMON STOCK CERTIFICATES.
Certificates representing the shares of Common Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the Termination Date of each Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued directly to him or her).  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.  The Committee may impose such restrictions on the transfer or resale of issued shares as it may deem advisable.

7.6	RESTRICTED RESALE OF SHARES ACQUIRED UNDER PLAN.
Notwithstanding anything else set forth herein, shares of Common Stock acquired under this Plan may not be resold or transferred for a period of one year after the date of purchase.  Certificates for shares issued under this Plan shall contain an appropriate legend identifying such restriction on resale.

7.7	UNUSED CASH BALANCES.
An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Offering Period.  Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 7.4 above, Section 8.2 or Section 13.1 shall be refunded to the Participant in cash, without interest.

7.8	STOCKHOLDER APPROVAL.
Any other provision of the Plan notwithstanding, no shares of Common Stock shall be purchased under the Plan unless and until the Corporation's stockholders have approved the adoption of the Plan.

8.	LIMITATIONS ON STOCK OWNERSHIP

8.1	FIVE PERCENT LIMIT.
Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Common Stock under the Plan if such Participant, immediately after his or her election to purchase such Common Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation.  For purposes of this Section 8.1, the following rules shall apply:

8.1.1	Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

8.1.2	Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

8.1.3	Each Participant shall be deemed to have the right to purchase no more than 4,000 shares of Common Stock under this Plan with respect to each Offering Period.

8.2	DOLLAR LIMIT.
Any other provision of the Plan notwithstanding, no Participant shall acquire a right to purchase Common Stock which permits his rights to purchase stock under all “employee purchase plans (as such term is defined in Section 423 of the Code) of the Corporation and its parent and Subsidiary corporations to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the right was granted) for each calendar year in which such right is outstanding at any time.

For purposes of this Section 8.2, the Fair Market Value of Common Stock shall be determined in each case as of the Offering Date of the Offering Period in which such Common Stock is purchased.  Employee stock purchase plans not described in section 423 of the Code shall be disregarded.  If a Participant is precluded by this Section 8.2 from purchasing additional Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Contribution Period ending in the next calendar year (if he or she then is an Eligible Employee).

9.	RIGHTS NOT TRANSFERABLE

The rights of any Participant under the Plan, or any Participant's interest in any Common Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation, will or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation, will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5.1.

10.	NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Corporations or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

11.	NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the Termination Date of the applicable Offering Period.

Even if the right to purchase shares is granted hereunder to a Participant, this does not mean that the Participant remains further entitled to purchase Common Stock.  Such right to purchase Common Stock is granted voluntarily by the Company and may be revoked by the Company at any time.

12.	SECURITIES LAW REQUIREMENTS

Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation's securities may then be traded.

13.	STOCK OFFERED UNDER THE PLAN

13.1	AUTHORIZED SHARES.
The aggregate number of shares of Common Stock to be reserved by the Company and available for purchase under the Plan shall be 2,500,000.

13.2	ANTI-DILUTION ADJUSTMENTS.
The aggregate number of shares of Common Stock offered under the Plan, the number of shares by which the share reserve is to increase each calendar year, the 4,000-share limitation described in Section 7.3 and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation, the distribution of the shares of a Subsidiary to the Corporation's stockholders or a similar event.

13.3	REORGANIZATIONS.
Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Offering Period and Contribution Period then in progress shall terminate and shares shall be purchased pursuant to Section 7.  In the event of a merger or consolidation to which the Corporation is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise.  The Plan shall in no event be construed to restrict in any way the Corporation's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14.	AMENDMENT OR DISCONTINUANCE

The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective without approval of the shareholders of the Corporation if shareholder approval of such amendment is then required under Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or any other applicable law or regulation..  The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice; provided, however, that the Board shall not have the right to modify, cancel or amend any outstanding right to purchase Common Stock hereunder before such termination unless each Participant consents in writing.

15.	DEFINITIONS

15.1	“BOARD”
Means the Board of Directors of the Corporation, as constituted from time to time.

15.2	“CHANGE IN CONTROL”
Means:

15.2.1
The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

15.2.2	The sale, transfer or other disposition of all or substantially all of the Corporation's assets;

15.2.3
A change in the composition of the Board as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

15.2.4
Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities.  For purposes of this  Section 15.2.2 , the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

15.3	“CODE”
Means the Internal Revenue Code of 1986, as amended.

15.4	“COMMITTEE”
Means the Compensation Committee of the Board, as described in Section 2.

15.5	“COMMON STOCK”
Means the common stock of the Corporation.

15.6	“CONTRIBUTION PERIOD”
Means a six-month period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 3.2.

15.7	“CORPORATION”
Means Daktronics, Inc., a South Dakota corporation.

15.8	“COMPENSATION”
Means (i) the total compensation paid in cash to a Participant by a Participating Corporation, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.  “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall determine whether a particular item is included in Compensation, determined in a manner consistent with the requirements of Section 423 of the Code.

15.9	“ELIGIBLE EMPLOYEE”
Means any employee of a Participating Corporation whose customary employment is for more than five months per calendar year and for more than 20 hours per week provided that such employee has been employed by any Participating Corporation for a continuous period of six (6) months preceding an applicable Offering Period.

15.10	“EXCHANGE ACT”
Means the Securities Exchange Act of 1934, as amended.

15.11	“FAIR MARKET VALUE”
Means the market price of Common Stock, determined by the Committee as follows:

15.11.1
If the Common Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq National Market or The Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock was quoted or, if the Common Stock was not quoted on any such system, by the “Pink Sheets” published by Pink Sheets LLC;

15.11.2
If the Common Stock was traded over-the-counter market on the date in question and was traded on The Nasdaq National Market or The Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq National Market or The Nasdaq SmallCap Market;

15.11.3
If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

15.11.4
If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL or as reported directly to the Corporation by Nasdaq or a stock exchange.  Such determination shall be conclusive and binding on all persons.

15.12	“OFFERING PERIOD”
Means a six-month period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined pursuant to Section 3.1.

15.13	“PARTICIPANT”
Means an Eligible Employee who elects to participate in the Plan, as provided in Section 3.3.

15.14	“PARTICIPATING CORPORATION”
Means (i) the Corporation and (ii) each present or future Subsidiary designated by the Committee as a Participating Corporation.

15.15	“PLAN”
Means this Daktronics, Inc. 2002 Employee Stock Purchase Plan, as it may be amended from time to time.

15.16	“PLAN ACCOUNT”
Means the account established for each Participant pursuant to Section 7.1.

15.17	“PURCHASE PRICE”
Means the price at which Participants may purchase Common Stock under the Plan, as determined pursuant to Section 7.2.

15.18	“SUBSIDIARY”
Means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

16.	GOVERNING LAW

The Plan shall be construed consistent with and governed by the laws of the State of South Dakota and the laws of the United States.